As filed with the Securities and Exchange Commission on March 13 , 2014.

Registration No. 333- 19371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Amendment No. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVEDEAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	85-020668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

________________

325 E. Warm Springs Road

Suite 120

Las Vegas, NV 89119

(702) 939-0239

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________

Gail Kyser

325 E. Warm Springs Road

Suite 120

Las Vegas, NV 89119

(702) 939-0239

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Telephone: (212) 407-4000

Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share(2)		(3)(4)		(3)		(3)		(3)
Preferred Stock, $0.001 par value per share (2)		(3)(4)		(3)		(3)		(3)
Warrants (2)		(3)(4)		(3)		(3)		(3)
Debt securities		(3)(4)		(3)		(3)		(3)
Units		(3)(4)		(3)		(3)		(3)
Common Stock, $0.001 par value per share	600,000	(5)	7.34	(6)	4,404,000		$567.24
Total (1)					$54,404,000	(2)	$7,007.24	(7)

(1) This registration statement includes $50,000,000 of securities which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(5) Reflects 600,000 shares of common stock that are being registered by the Selling Stockholder named herein.

(6) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of our common stock reported on the NASDAQ Capital Market on February 12, 2014.

(7) Previously paid .

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement contains two prospectuses, as set forth below.

•	Offering Prospectus. A prospectus to be used for the offering and sale, from time to time in one or more offerings by the registrant of any combination of common stock, preferred stock, warrants, debt securities, or units having a maximum aggregate offering price not exceeding $50,000,000.

•	Resale Prospectus. A prospectus to be used for the resale by the Selling Stockholder of up to 600,000 shares of the Company’s common stock.

The Resale Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

•	the outside and inside covers are different;
•	the section entitled "About this Prospectus" on page 1 of the Offering Prospectus is not included;
•	the section entitled “The Offering” on page 2 of the Offering Prospectus is different;
•	the section entitled “Use of Proceeds” on page 6 of the Offering Prospectus is different;
•	the section entitled “Ratio of Earnings to Fixed Charges” on page 6 of the Offering Prospectus is not included;
•	the section entitled “Descriptions of the Securities We May Offer” beginning on page 7 of the Offering Prospectus is not included;
•	a section entitled “ Selling Stockholder” is included; and
•	the section entitled “Plan of Distribution” beginning on page 18 of the Offering Prospectus is different.

The Registrant has included in this Registration Statement a set of alternate pages for the Resale Prospectus to reflect the foregoing differences.

The Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Stockholder.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated March 13 , 2014

Livedeal, inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $50,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NASDAQ Capital Market under the symbol “LIVE.” Each prospectus supplement will contain information, where applicable, as to our listing on The NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 5 for more Information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2014

TABLE OF CONTENTS

Page No.

About This Prospectus	1
Prospectus Summary	1
The Offering	2
Our Company	2
Risk Factors	5
Use Of Proceeds	6
Ratio of Earnings to Fixed Charges	6
Descriptions Of The Securities We May Offer	7
Capital Stock	7
Warrants	9
Debt Securities	11
Units	17
Plan Of Distribution	18
Legal Matters	19
Experts	20
Where You Can Find More Information About Us	20
Incorporation Of Certain Documents By Reference	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $50,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “LiveDeal”, “Company”, “we”, “us”, and “our” refer to LiveDeal, Inc. and its wholly-owned subsidiaries.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on January 10, 2014, and subsequently amended on January 31, 2014. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: LiveDeal, Inc., 325 E. Warm Springs Road, Suite 120, Las Vegas, NV 89119 Attn: Secretary.

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The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

We provide specialized online marketing solutions that boost customer awareness and merchant visibility on the internet. In September 2013, we launched LiveDeal.com, which redefined the Company’s strategy and direction, centering its focus on the new LiveDeal.com platform and growing the base of restaurants utilizing the LiveDeal platform to attract new customers. LiveDeal.com is a unique, real-time “deal engine” connecting merchants with consumers. The Company believes that it has developed the first-of-its-kind web/mobile platform providing restaurants with full control and flexibility to instantly publish customized offers whenever they wish to attract customers.

We also recently launched two new business lines under new management after a period of re-evaluating our sales program, products, distribution methods and vendor programs. In August 2012, we commenced sourcing local deal and activities to strategic publishing partners under our LiveDeal® brand, which we refer to as promotional marketing. In November 2012, we commenced the sale of marketing tools that help local businesses manage their online presence under our Velocity Local™ brand, which we refer to as online presence marketing.

We continue to actively develop, revise and evaluate these products and services and our marketing strategies and procedures. We continue to generate a significant portion of our revenue from servicing our existing customers under our legacy product offerings, primarily our InstantProfile® line of products and services. Because of the change in our business strategy and product lines, we no longer accept new customers under our legacy product offerings.

Products and Services

LiveDeal.com.

LiveDeal.com is a unique, real-time “deal engine” connecting merchants with consumers. We believe that the Company has developed the first-of-its-kind web/mobile platform providing restaurants with full control and flexibility to instantly publish customized offers whenever they wish to attract customers. Restaurants can sign up to use the LiveDeal platform at our website (www.livedeal.com). Highlights of the new LiveDeal.com include:

— a user-friendly interface enabling restaurants to create limited-time offers and publish them immediately, or on a preset schedule that is fully customizable;

— state-of-the-art scheduling technology giving restaurants the freedom to choose the days, times and duration of the offers, enabling them to create offers that entice consumers to visit their establishment during their slower periods;

— advanced publishing options allowing restaurants to manage traffic by limiting the number of available vouchers to consumers;

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— superior geo-location technology allowing multi-location restaurants to segment offers by location, attracting customers to slower locations while eliminating potential over-crowding at busier sites; and

— a user-friendly mobile and desktop web interface allowing consumers to easily browse, download, and instantly redeem “live” offers found on LiveDeal.com based on their location.

We believe one of the primary challenges facing the dining industry is the inefficient and limited number of ways restaurants are able to market offers and promotions to their potential customers. Daily deal companies typically dictate offer terms, such as the discount amount and redemption details. This not only erodes potential profits for restaurant owners but could also drive traffic during already-busy periods for the restaurants. LiveDeal’s model benefits both the restaurant and the consumer because it provides the restaurant the opportunity to create any offer they choose, limit the number of potential claimants of their promotion, publish the offer on days and at times of their choosing, and provides customers with relevant offers they can easily and quickly redeem while creating a cost-effective model for LiveDeal to grow and easily scale its operations. We expect to initially derive revenues through premium placement on the site, and we are also exploring various options for monetizing the website.

The Company, best known for migrating print yellow pages to the Internet in 1994, began to develop the model for LiveDeal.com after having worked closely with well-known publishers in the daily deal market. In mid-2013, we tested the beta platform in a number of cities, and the model has been well received by restaurants, consumers, and various restaurant associations. We launched LiveDeal.com in the San Diego and Los Angeles, California markets in September 2013 and December 2013, respectively. The Company believes it can cost-effectively expand into other cities due to the scalability of the LiveDeal.com platform, as restaurants can curate deals through our account managers or create specials on their own. In addition, individual customers transact directly with the restaurant, eliminating the need for the Company to act as an intermediary in the sale.

Velocity Local™ Online Presence Marketing.

We are continually developing and marketing a suite of products and services designed to meet the online marketing needs of SMBs at affordable prices. Our target customers for our Velocity Local™ and our LiveDeal® brands are SMB owners who work long hours to deliver real value to their customers in their own communities that do not have the time or expertise to develop the powerful, multi-faceted, online marketing and advertising programs necessary for successful online marketing. Our offerings draw on a decade of experience servicing SMBs in the internet technology environment.

We offer our SMB customers packages of services to create and maintain an online presence. Products and services we offer include template and custom website design, either optimized for desktop or mobile devices, social media marketing, or SMM, and content marketing, or CM. In combination, these products offer a comprehensive online marketing strategy for SMBs at affordable rates. We believe that our online presence marketing products are useful to a large share of SMBs because they enable potential customers to gain awareness of and locate an SMB and to learn about and purchase its products and services.

— Mobile Web Apps. We believe that SMBs which take advantage of emerging mobile internet capabilities, will have greater success in acquiring customers, and that SMB owners are recognizing that mastering marketing to mobile internet users is essential for success in today’s technological environment. Accordingly we offer our customers websites targeted to work with the most popular mobile devices, such as iPhones and Android-powered smartphones, that take on the look and feel of a mobile app, without the inconvenience and delay associated with finding, downloading and installing a mobile app.

We can base these “mobile web apps” on our proprietary templates at affordable prices, or design customized mobile web apps for customers with larger budgets. Our website design professionals can incorporate text and graphics they create to our customer’s specifications, or utilize text and graphics provided by our customer (such as from its traditional website or its other marketing materials). We endeavor to make these mobile web apps clean, trendy and easily usable on the smaller display area available on smart phones. Our mobile web apps can integrate key features such as click-to-call, Google Maps (providing directions and street view), service or product offerings (such as menus), and live Twitter feeds. We continue to develop and refine our templates to add common options, to serve the special needs of specific industries, and to respond to customer demand and

— Traditional Website Design. We also offer custom website design services for websites targeted at traditional desktop and laptop internet users. Our website design team is composed of experienced web design and creation professionals and graphic designers who create customized websites tailored to the needs and goals of our customers. Our design team can assist with layout as well as content creation (text and images).

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— Content Marketing (CM). Simply having a website, even one optimized for viewing on mobile devices, does not mean potential customers will actually know about or visit the website. We provide content marketing services, including blog postings (relevant to our customer specifically or to its industry generally) and commenting, updating our client’s websites, blog commenting, social bookmarking, social media directory listing, and profile submission to the major search engines.

— Social Media Marketing (SMM). We enable our customers to create an online presence which builds their customer base and enables them to keep in touch with their customers, supporters, and other businesses using popular social networks such as Facebook, Twitter, and Google+. We employ dedicated research groups to find relevant information about our clients and writes posts, tweets, and comments which can be posted on relevant social networks to increase visibility to and interaction with their followers and potential customers. These activities can also serve to improve our customer’s search engine rankings.

Promotional Marketing

We also source local special deals and activities for SMBs. With the growth of special deal promotions, many SMBs are experimenting with special offers to drive new customers to their locations. We offer our clients a solution that utilizes our business channels to market our clients’ products and services to potential customers. To use this service, an SMB will generally offer a discount for select products or services, or create a specially priced bundle. Our salespeople assist and guide the SMBs to create enticing and marketable deals. We then find an appropriate channel to publish the deal to relevant potential customers.

Potential customers can gain awareness of our clients’ businesses through these deal publications, and transact business with our SMB clients by purchasing a deal. Our SMB clients benefit from their increased visibility, additional business and the opportunity to gain loyal customers.

Prior to our launch of LiveDeal.com, our business strategy includes partnering established strategic publishing partners to publish and sell our client’s deals in exchange for a share of the revenue. We have entered into sourcing agreements with several reputable publishers who have large user bases, including Travelzoo, Google Local, and Amazon, and act as an intermediary to connect SMBs to our publishing partners. Our business thus relies in part on the ability of our partners to display our clients’ deals to a large, relevant audience and to sell the offers. With the launch of LiveDeal.com, we intend to focus our promotional marketing efforts and offer a substantial portion of those products and services through our own proprietary platform.

InstantProfile® (Legacy)

In addition to our current product offerings, we continue to service customers acquired under our legacy product offerings, primarily our InstantProfile® line of products and services. These services primarily consist of directory listing services. Although we currently generate a significant amount of revenue from these legacy product offerings, we are no longer acquiring customers

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in LiveDeal and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

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DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	shares of our preferred stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of March 10 , 2014, our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share, of which 13,469,442 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 shares are designated as series E convertible preferred and 127,840 shares of series E convertible preferred are issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

On January 28, 2014, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of February 11, 2014 at 4:01pm EST/1:01pm PST, at which time a 3-for-1 forward stock split of the Company’s authorized shares of Common Stock, accompanied by a corresponding increase in the Company’s issued and outstanding shares of Common Stock (the “Forward Stock Split”) shall be effected.

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Articles of Incorporation (the “Articles of Incorporation”) of the Company, on January 16, 2014 by unanimous written consent, the Board of Directors of the Company authorized the Forward Stock Split. Pursuant to Section 78.209 of the Nevada Revised Statutes, our Board of Directors may take action to amend our Articles of Incorporation by filing a Certificate of Change with the Secretary of State of Nevada. Nevada law does not require the Company to obtain any vote or consent of our shareholders to consummate the Forward Stock Split.

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Common Stock

Each shareholder of our common stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. Upon the sale of substantially all of our stock or assets in a non-public transaction or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable.  Our articles of incorporation do not provide for cumulative voting in the election of directors.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Our common stock is listed on The NASDAQ Capital Market under the symbol “LIVE.” The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Options/Warrants

As of March 10 , 2014, we had 675,000 options outstanding and had outstanding warrants to purchase 2,866,506 shares of our common stock.

Preferred Stock

As of March 10 , 2014, there were 127,840 shares of series E convertible preferred stock issued and outstanding. It is the only class of preferred stock that is currently designated. Our articles of incorporation, as amended and restated, provide that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Nevada Revised Statutes and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Nevada. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

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•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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•	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.    As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

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The indentures will be qualified under the Trust Indenture Act of 1939.  References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	the terms of the subordination of any series of subordinated debt, if applicable;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;

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•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

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We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to evidence and provide for the acceptance of appointment by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust; and
•	appoint any successor trustee;

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and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and
•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•       the name or names of any underwriters, if, and if required, any dealers or agents;

•       the purchase price of the securities and the proceeds we will receive from the sale;

•       any underwriting discounts and other items constituting underwriters’ compensation;

•       any discounts or concessions allowed or reallowed or paid to dealers; and

•       any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•       a fixed price or prices, which may be changed;

•       market prices prevailing at the time of sale;

•       prices related to such prevailing market prices; or

•       negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

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We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

 Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb, Los Angeles, California.

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EXPERTS

The audited consolidated balance sheets as of September 30, 2013 and 2012, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2013 incorporated herein by reference from the Company’s Annual Reports on Form 10-K have been audited by Kabani and Company, Inc. an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information upon oral or written request, free of charge.  Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o LiveDeal, Inc., at the Company’s office located at 325 E. Warm Springs Road, Suite 120, Las Vegas, NV 89119. The Company’s telephone number is 702-939-0230.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Quarterly Report on Form 10-Q, filed on February 14, 2014;

•	Current Report on Form 8-K, filed on January 31, 2014;

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed on January 10, 2014, as amended on January 31, 2014; and

•	The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 33937) filed with the SEC on January 31, 2008, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

20

$50,000,000

LIVEDEAL, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

                   , 2014

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, Dated March 13 , 2014

LIVEDEAL, INC.

600,000 Shares of Common Stock

This prospectus relates to the resale of up to 600,000 shares (the “Shares”) of our common stock, par value $.001 per share of LiveDeal, Inc. a Nevada corporation, which are currently issued and outstanding. The Shares may be sold from time to time by the Selling Stockholder named in this prospectus on page ___ (“Selling Stockholder”).

On September 9, 2013, we entered into an Asset Purchase Agreement with Novalk Apps S.A.S. Under the agreement we purchased certain assets, including source code for our Velocity Local CRM software, and other related assets. We issued the Shares to the Selling Stockholder in consideration of the sale.

We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.  See “Use of Proceeds” on page ___. We have agreed to pay the expenses in connection with the registration of these shares.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LIVE.” The last reported sale price of our common stock on March 10 , 2014. was $ 7.93 .

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE __ FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___, 2014

[ALTERNATE PAGE]

The Offering

This prospectus relates to the sale by the Selling Stockholder of up to 600,000 shares of our common stock.

Common stock offered by Selling Stockholder	600,000 shares

NASDAQ Symbol	“LIVE”

Risk Factors	See “Risk Factors” beginning on page__ and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

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[ALTERNATE PAGE]

Use of Proceeds

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

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[ALTERNATE PAGE]

SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding. We are registering the shares to permit the Selling Stockholder and its pledgees, donees, transferees and other successors-in-interest that receive shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as it deems appropriate in the manner described in the “Plan of Distribution”.

The following table sets forth:

•	the name of the Selling Stockholder;

•	the number of shares of our common stock that the Selling Stockholder beneficially owned prior to the offering for resale of the Shares under this prospectus,

•	the maximum number of shares of our common stock that may be offered for resale for the account of the Selling Stockholder under this prospectus, and

•	the number and percentage of shares of our common stock to be beneficially owned by the Selling Stockholder after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholder).

The Selling Stockholder is registering for resale 600,000 shares of common stock issued and currently outstanding. On September 9, 2013, we entered into an Asset Purchase Agreement with Novalk Apps S.A.S. Under the agreement we purchased certain assets, including source code for our Velocity Local CRM software, and other related assets. We issued the Shares to the Selling Stockholder in consideration of the sale.

The Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

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The Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholder will sell all of the Shares offered for sale. The Selling Stockholder are under no obligation, however, to sell any Shares pursuant to this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold	Shares of Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering
Novalk Apps S.A.S. (2)	600,000	600,000	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 13,469,442 shares of common stock outstanding as of March 10 , 2014.

(2)	Mr. Juan Yunis has sole voting and dispositive power over the shares owned by Novalk Apps S.A.S.

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[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when disposing of the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	Firm commitment underwritten transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Selling Stockholder, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge its Shares to its brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

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The Selling Stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Stockholder will sell all or any portion of the Shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this prospectus. However, the Selling Stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Stockholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

A-6

600,000 Shares

Common Stock

LIVEDEAL, INC.

PROSPECTUS

 , 2014

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by LiveDeal, Inc.  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$7,007
Printing and engraving expenses		*
Accounting fees and expenses	10,000
Legal fees and expenses (including blue sky services and expenses)	20,000
Total	$57,007	*

 * Estimated

Item 15. Indemnification of Officers and Directors

Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation.

Pursuant to our Articles of Incorporation and our Amended and Restated Bylaws, the Company will, to the fullest extent permitted by Section 78.75 of the Nevada Revised Statutes, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

The Company maintains a policy of directors’ and officers’ liability insurance for the purpose of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, preferred stock, warrants or debt securities.

4.1*	Form of specimen common stock certificate, if any

4.2*	Form of specimen certificate for preferred stock of registrant, if any.

4.3*	Certificate of designation for preferred stock, if any.

4.4**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.5**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.6*	Form of debt securities, if any.

4.7*	Form of warrant agreement and warrant certificate, if any.

4.8*	Form of unit agreement and unit certificate, if any.

5.1†	Opinion of Loeb & Loeb LLP covering certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities being registered.

5.2**	Opinion of Loeb & Loeb LLP covering certain legal matters governed by New York law with respect to the validity of certain of the offered securities being registered

23.1**	Consent of Kabani and Company, Inc., an independent registered public accounting firm.

23.2**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.2).

24.1†	Power of Attorney (included on signature pages to the registration statement).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to senior debt securities.

25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to subordinated debt securities.

*     To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

**   Filed herewith.

*** To the extent applicable, to be filed under Form 305B2.

† Previously filed.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 13 th day of March , 2014.

LIVEDEAL, Inc.

By	/s/ Jon Isaac
Name: Jon Isaac
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jon Isaac	Chief Executive Officer (Principal Executive Officer), President, Principal Financial Officer and Accounting Officer and Director	March 13 , 2014
Jon Isaac

/s/ Tony Isaac	Financial Planning and Strategist/Economist and Director	March 13 , 2014
Tony Isaac

*	Director	March 13 , 2014
Richard Butler

*	Director	March 13 , 2014
Dennis Gao

*	Director	March 13 , 2014
Ken Waggoner

* /s/ Jon Isaac
Attorney-in-Fact

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